Exhibit 99.1

Tasty Baking Company Announces New Financing

Company continues review of various possible financial and strategic alternatives

PHILADELPHIA--(BUSINESS WIRE)--January 14, 2011--Tasty Baking Company (NasdaqGM: TSTY) announced today that it reached agreement for new public and private debt financing comprised of $2 million from the PIDC Local Development Corporation (“PIDC”), $1 million from the Department of Community and Economic Development of Pennsylvania (“DCED”) and $3.5 million from a group of accredited investors. Additionally, the Company entered into an amendment to its Credit Agreement with its bank group led by Citizens Bank pursuant to which the bank group agreed to defer until June 30, 2011 all principal payments and credit facility reductions. This amendment also waived certain defaults, changed the maturity date to June 30, 2011, amended certain financial covenants and established additional covenants, including, among other things, imposing until June 30, 2011 minimum cash balances and prohibiting the payment of any dividends on the Company’s common stock. It also requires the Company pursue consummating the sale or merger of the Company by June 30, 2011. In addition, the lenders for the Company's loans from the PIDC and DCED, along with the landlords for the Company's leases at the new bakery and its office headquarters in Philadelphia, have also agreed to defer until June 30, 2011 certain payments due under their loans and leases.

Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, “We are pleased that we have secured this new financing and the amendments. We believe that the new funds will enable the Company to manage cash flow and deal with its tight liquidity situation as the Company continues its evaluation of possible financial and strategic alternatives which, in addition to a possible sale or merger of the Company, include the possibility of refinancing the Company’s long term debt or raising additional capital. As we pursue our options, we remain focused on operational efficiencies, growing the business and continuing to produce, distribute and sell Tastykake products to our customers and consumers.”

At this time, there can be no assurance that any of these possible transactions will occur or, if undertaken, their terms or timing.

The promissory notes issued to accredited investors (as defined in Rule 501 under the Securities Act of 1933) have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy these promissory notes or any of the Company's securities.

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (NasdaqGM: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the Company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "is likely to,'' or "is expected to'' and other similar terms. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the risks of business interruption and an adverse impact on financial results while optimizing production at the new facility; the risk of an inability to achieve anticipated cost savings associated with the new Navy Yard Bakery; the risks associated with the uncertainty regarding the adequacy of capital resources, including liquidity, and limited access to additional financing; the risks associated with the June 30, 2011 expiration of the Credit Agreement with the bank group and the need to secure new financing by such expiration date, which financing may not be available on satisfactory terms, or at all; the risks of work stoppages associated with the collective bargaining process; the costs and availability of capital to fund operations; the success of marketing and sales strategies and new product development; the ability to enter new markets successfully; the price of raw materials; and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company’s annual report to shareholders and the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the anticipated operating cash savings from the Company’s transition to the new manufacturing facility will be realized. The Company assumes no obligation to update publicly or revise any forward-looking statements.

CONTACT:
Tasty Baking Company
Paul Ridder, 215-221-8727
Paul.Ridder@Tastykake.com
or
Tierney
Timothy Spreitzer, 215-790-4417
tspreitzer@tierneyagency.com